Exhibit 10.4
EXECUTION COPY

Amendment No. 1 to the Amended and Restated Credit Agreement

This Amendment No. 1 to the Credit Agreement, dated as of June 25, 2007 (this “Amendment”), among Macquarie Infrastructure Company Inc., a Delaware corporation (doing business in New York as Macquarie Infrastructure (US)) (the “Borrower”), Macquarie Infrastructure Company LLC (“Holdings”) and Citicorp North America, Inc. (“Citicorp”), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below), amends certain provisions of the Amended and Restated Credit Agreement, dated as of May 9, 2006 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Holdings, the Lenders and the Issuers (each as defined therein) party thereto from time to time, Citicorp, as agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

WITNESSETH:

WHEREAS, the Borrower and each Lender party to a Lender Consent collectively constituting the Requisite Lenders (the “Consenting Lenders”) and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend the Credit Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Amendments to the Credit Agreement. As of the Effective Date (as defined below):

(a) The definition of “Adjusted Cash Flow From Operations” set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Adjusted Cash From Operations” means, for any Measurement Period, on a Consolidated basis and subject to Section 1.3 (Accounting Terms and Principles):

(a) Consolidated Net Cash From Operating Activities of Holdings and its Subsidiaries during such Measurement Period, plus

(b) the aggregate amount of any base management or performance fees that were paid by MICT or any of its Subsidiaries to MI Management pursuant to the terms of the Management Services Agreement that were reinvested by MI Management in MICT or any of its Subsidiaries during such Measurement Period by way of a purchase of the Stock or Stock Equivalents of MICT or any of its Subsidiaries, plus

(c) the aggregate amount of any Restricted Payments received from any Investment held by Holdings or any of its Subsidiaries during such Measurement Period to the extent included in Consolidated Net Cash From Investment Activities of Holdings and its Subsidiaries during such Measurement Period, plus

Exhibit 10.4
EXECUTION COPY

(d) the aggregate amount of any repayments of principal of any Indebtedness owed by any Person to Holdings or any of its Subsidiaries during such Measurement Period to the extent included in Consolidated Net Cash From Investment Activities of Holdings and its Subsidiaries during such Measurement Period, less

(e) the aggregate amount of Capital Expenditures incurred by Holdings or any of its Subsidiaries in the ordinary course of business in connection with the maintenance of its properties and assets during such Measurement Period, less

(f) the portion of Consolidated Net Cash From Operating Activities attributable to any Subsidiary of Holdings during such Measurement Period to the extent that on the relevant Calculation Date, such Subsidiary is not permitted by the terms of any Contractual Obligation governing Indebtedness of such Subsidiary to make Restricted Payments to Holdings or any of its Subsidiaries , less

(g) the aggregate amount of any Restricted Payments received from any non-Consolidated Investment of Holdings or any of its Subsidiaries during such Measurement Period to the extent that on the relevant Calculation Date, the Person that made such Restricted Payment is not permitted to make Restricted Payments to Holdings or any of its Subsidiaries pursuant to the terms of any Contractual Obligation governing Indebtedness of such recipient Person, less

(h) the aggregate amount of any payments of principal and interest in respect of any Indebtedness owed by any Person to Holdings or any of its Subsidiaries during such Measurement Period to the extent that on the relevant Calculation Date the Person which made such payment would be prohibited pursuant to the terms of any Contractual Obligation governing Indebtedness of such Person from making such payment in the event that such payment were due on such Calculation Date; less

(i) pro forma interest expense associated with any Debt Issuance of any Subsidiary of Holdings other than the Borrower during such Measurement Period for the period commencing on the first day of such Measurement Period and ending on the date of such Debt Issuance calculated using the interest rate applicable to the Indebtedness incurred in connection with such Debt Issuance as of the relevant Calculation Date, less

(j) Consolidated Net Cash From Operating Activities and Consolidated Net Cash From Investment Activities of Holdings and its Subsidiaries generated by any asset of any Subsidiary of Holdings during such Measurement Period which asset was the subject of an Asset Sale (other than an Excluded Asset Sale) by such Subsidiary during such Measurement Period, less

(k) the aggregate amount of (i) any scheduled repayments of principal of any Indebtedness owed by Holdings or any of its Subsidiaries other than (A) any such repayment made in respect of any Financial Covenant Debt of any Loan Party or (B) any such repayments of principal made with the proceeds from the incurrence of any Indebtedness (other than Financial Covenant Debt of any Loan Party) incurred by Holdings or any of its Subsidiaries and (ii) payments in respect of the principal component of any Capital Lease of Holdings or any of its Subsidiaries during such Measurement Period, plus

(l) the aggregate amount of Cash Interest Expense of any Loan Party in respect of any Financial Covenant Debt of any Loan Party during such Measurement Period;

provided, however, in the event of any bankruptcy or other insolvency event of any Subsidiary of Holdings occurring or otherwise existing during such Measurement Period, “Adjusted Cash From Operations” shall not include that portion of Adjusted Cash From Operations attributable to such Subsidiary for such Measurement Period; provided, further, in respect of any Measurement Period or any days in any Measurement Period, in either case, occurring prior to the First Amendment Effective Date, all references to Holdings and its Subsidiaries in clauses (a), (c), (d), (e), (f), (g), (h), (j) and (k) of this definition shall be to MICT and its Subsidiaries with respect to any such Measurement Period and/or days in such Measurement Period occuring prior to the First Amendment Effective Date”

Exhibit 10.4
EXECUTION COPY

(b) The definition of “Calculation Date” set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Calculation Date” means the last day of each Fiscal Quarter of Holdings commencing with the last day of the Fiscal Quarter ending June 30, 2007.”

(c) The definition of "Change of Control" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Change of Control” means the occurrence of any of the following:

(a)  any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding Voting Stock of Holdings on a fully diluted basis;

(b)  during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors (or equivalent governing body) of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office;

(c)  Holdings shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock of the Borrower; or

(d)  MI Management or Macquarie Bank Limited or the ultimate parent company thereof (collectively referred to herein as “Macquarie”) or any fund or other Person (other than an individual) reasonably acceptable to the Administrative Agent that is a Subsidiary of (or managed by a Subsidiary of) Macquarie, shall cease to manage the business and operations of Holdings and its Subsidiaries; provided, that any such fund or other Person that is a Subsidiary of (or managed by a Subsidiary of) Macquarie that has, at the relevant time, at least substantially the same resources and expertise available to it through Macquarie as are available to MI Management on the Effective Date (as certified to the Administrative Agent by a Responsible Officer of the Borrower) shall be deemed reasonably acceptable to the Administrative Agent.”

(d) The definition of "Change of Control Consents" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Change of Control Consents” means any approvals or consents required to be obtained by Holdings or any of its Subsidiaries under (a) any Contractual Obligation of Holdings or such Subsidiary or (b) Requirement of Law applicable to Holdings or such Subsidiary, in each case, in connection with any pledge, sale, disposition or other transfer of ownership interests or exercise of voting rights or other remedies in respect of any Stock or Stock Equivalents constituting part of the Collateral.”

Exhibit 10.4
EXECUTION COPY

(e) The definition of "Consolidated Net Cash From Investment Activities" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Consolidated Net Cash From Investment Activities” means the amount reported on the Consolidated statement of cash flows of Holdings for the line item entitled “net cash provided by investment activities” or any equivalent line item, determined in accordance with GAAP and in a manner consistent with the methodologies used to calculate such amount in the audited financial statements of Holdings referred to in Section 4.4 (Financial Statements); provided, for purposes of determining “Consolidated Net Cash From Investment Activities” for any period or any days within any period, in either case, that occur prior to the First Amendment Effective Date, references to Holdings herein shall be to MICT for such period or days occurring prior to the First Amendment Effective Date.”

(f) The definition of "Consolidated Net Cash From Operating Activities" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Consolidated Net Cash From Operating Activities” means the amount reported on the Consolidated statement of cash flows of Holdings for the line item entitled “net cash provided by operating activities” or any equivalent line item, determined in accordance with GAAP and in a manner consistent with the methodologies used to calculate such amount in the audited financial statements of MICT referred to in Section 4.4 (Financial Statements); provided, for purposes of determining “Consolidated Net Cash From Operating Activities” for any period or days within any period, in either case, that occur prior to the First Amendment Effective Date, references to Holdings herein shall be to MICT for such period or days to the extent occurring prior to the First Amendment Effective Date.”

(g) The definition of "Equity Issuances" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Equity Issuance” means the issuance or sale of any Stock of Holdings or any of its Subsidiaries.”

(h) The definition of "Excluded Equity Issuances" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

“Excluded Equity Issuance” means each of the following Equity Issuances:

(a) the issuance or sale of Stock by Holdings or any of its Subsidiaries to any Person that is the parent of such Person, which issuance or sale is made in consideration of a contribution to the equity capital of such Person from such parent;

(b) the issuance of common stock by Holdings or any of its Subsidiaries occurring in the ordinary course of business to any director, member of management, or employee of Holdings or any of its Subsidiaries;

(c) the issuance or sale of Stock by any Subsidiary of Holdings (other than the Borrower), the proceeds of which are required to be used to repay Indebtedness of such Subsidiary (or, in the case of non-Consolidated Investments, any direct or indirect parent company of such Subsidiary that is not a Loan Party) by the documentation governing such Indebtedness; and

Exhibit 10.4
EXECUTION COPY

(d) the issuance or sale of Stock by Holdings or any Loan Party to MI Management or any successor thereto, as manager under the Management Services Agreement pursuant to the terms of the Management Services Agreement.”

(i) The definition of "Measurement Period" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““Measurement Period” means, with respect to any Calculation Date, each period of four consecutive Fiscal Quarters of Holdings ending (or most recently then ended) on such Calculation Date.”

(j) The definition of "MIC Group" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

““MIC Group” means Holdings and its Subsidiaries.”

(k) Clause (g) of the definition of "Permitted Affiliate Transaction" set forth in Section 1.1 (Defined Terms) is hereby amended and restated in its entirety to read as follows:

“(g) agreements with Holdings or any Subsidiary of Holdings to provide for the commercially reasonable and equitable allocation of shared costs and expenses (including corporate overhead costs and expenses) of the MIC Group and”

(l) Clause (d) of Section 1.3 (Accounting Terms and Principles) is hereby amended and restated in its entirety to read as follows:

“(d) All references to Financial Statements, financial reporting and financial information, including all financial calculations to determine compliance with any financial covenant or financial term (including Article V (Financial Covenants) and Section 3.2(c) (Conditions Precedent to Each Revolving Loan, Letter of Credit and Delayed Draw Term Loan)) or for any other purpose hereunder, (i) (x) from the Closing Date to the First Amendment Effective Date, such Financial Statements and other financial information shall mean Financial Statements and other financial information of MICT, Holdings and Holdings’ Subsidiaries, (y) from and after the First Amendment Effective Date, such Financial Statements and other financial information shall mean Financial Statements and other financial information of Holdings and Holdings’ Subsidiaries and (z) for all periods that straddle the First Amendment Effective Date, such Financial Statements and other financial information shall include MICT and its Subsidiaries for all dates up to the First Amendment Effective Date and Holdings and its Subsidiaries for all dates from and after the First Amendment Effective Date, and (ii) to the extent that any such Financial Statements and other financial information include financial information for any Person other than MICT (if applicable), Holdings or Holdings’ Subsidiaries (each such Person, an “Excluded Entity”), all such financial calculations and Financial Statements shall be adjusted to exclude the financial information of each Excluded Entity.”

(m) Section 1.1 (Defined Terms) is hereby amended by inserting the following definition among the existing definitions set forth in such section in alphabetical order:

““First Amendment Effective Date” means June 25, 2007.”

Exhibit 10.4
EXECUTION COPY

(n)  Section 6.1 (Financial Statements) clauses (a) and (b) are hereby amended and restated in their entirety to read as follows:

“(a) Quarterly Reports. In the case of each of the first three Fiscal Quarters of each Fiscal Year of Holdings, within the earlier of (i) 40 days, in the case of each other Fiscal Quarter and (ii) 2 Business Days after the date such financial statements are filed with the Securities and Exchange Commission, financial information regarding Holdings and its Subsidiaries (including the Loan Parties) consisting of Consolidated unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by a Responsible Officer of Holdings as fairly presenting the Consolidated financial position of the Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b) Annual Reports. Within the earlier of (i) 60 days after the end of each Fiscal Year and (ii) 2 Business Days after the date such financial statements are filed with the Securities and Exchange Commission, financial information regarding Holdings and its Subsidiaries consisting of Consolidated balance sheets of Holdings and its Subsidiaries as of the end of such Fiscal Year and related statements of income and cash flows of Holdings and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to Holdings being a going concern by the Borrower’s Accountants, together with the report of such accounting firm stating that (A) such Financial Statements fairly present, in all material respects, the Consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Borrower’s Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (B) the examination by the Borrower’s Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of Holdings and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V (Financial Covenants) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.”

(o) Section 6.4 (SEC Filings; Press Releases) is hereby amended and restated in its entirety to read as follows:

“Promptly after the sending or filing thereof and in any event within two (2) Business Days of the filing thereof with the Securities and Exchange Commission, the Borrower shall send the Administrative Agent copies of (a) all reports that Holdings sends to its security holders generally, (b) all reports and registration statements that Holdings or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of any Loan Party made available by any Loan Party to the public or any other creditor; provided that this Section 6.4 is subject to the last paragraph of Section 6.1.”

Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a)  Certain Documents. The Administrative Agent shall have received each of the following, dated as of the Effective Date (unless otherwise agreed to by the Administrative Agent), in form and substance satisfactory to Administrative Agent:

Exhibit 10.4
EXECUTION COPY

(i) this Amendment, duly executed by the Borrower, Holdings and the Administrative Agent on behalf of the Requisite Lenders; and

(ii) the Acknowledgment and Consents, in the form attached hereto as Exhibit A (each, a “Lender Consent”), executed by the Consenting Lenders.

(b)  Representations and Warranties; No Defaults. The Administrative Agent, for the benefit of the Lenders and the Issuers, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Amendment:

(i) each of the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct as of such earlier date; provided, however, that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment; and

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

(c) The Administrative Agent, for the benefit of the Lenders and the Issuers, shall have received a certificate of a Responsible Officer of the Borrower certifying that MICT (i) has been dissolved in accordance with the terms of Trust Agreement and (ii) has no assets or liabilities and from and after the date hereof shall not have assets or liabilities. MICT shall be cancelled as reasonably practicable and upon such time the Borrower shall provide the Administrative Agent with a certificate of cancellation from the Secretary of State of the State of Delaware in respect thereof.

Section 3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all requisite corporate action on the part of the Borrower and will not violate its certificate of incorporation or bylaws.

(b)  This Amendment has been duly executed and delivered by the Borrower, and each of this Amendment and the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

Section 4. Reference to and Effect on the Loan Documents.

(a)  As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Amendment.

(b)  Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

 Exhibit 10.4
EXECUTION COPY

(c)  Except to the extent amended hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of the Administrative Agent, any Lender or any Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d)  Each of the Borrower and Holdings hereby confirms that the security interests and Liens granted pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 5. Costs and Expenses. As provided in Section 11.3 (Costs and Expenses) of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent on the Effective Date for all of the Administrative Agent’s reasonable out-of-pocket costs and expenses of every type and nature, including the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, incurred by the Administrative Agent in connection with this Amendment.

Section 6. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 8. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

Section 10. Waiver of Jury Trial. Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Amendment or any other Loan Document.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

MACQUARIE INFRASTRUCTURE COMPANY INC. (D/B/A MACQUARIE INFRASTRUCTURE COMPANY (US)), as Borrower

By:	/s/ Peter Stokes
Name: Peter Stokes
Title: Chief Executive Officer

MACQUARIE INFRASTRUCTURE COMPANY LLC, as Holdings

By:	/s/ Peter Stokes
Name: Peter Stokes
Title: Chief Executive Officer

[SIGNATURE PAGE TO MACQUARIE AMENDMENT NO. 1 TO CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC. as Administrative Agent and Lender

By:	/s/ Carlos Urquiaga
Name: Carlos Urquiaga
Title: Director

[SIGNATURE PAGE TO MACQUARIE AMENDMENT NO. 1 TO CREDIT AGREEMENT]

EXHIBIT A

FORM OF ACKNOWLEDGEMENT AND CONSENT

See Attached.

ACKNOWLEDGEMENT AND CONSENT

To:	CITICORP NORTH AMERICA, INC.
2 Penns Way, Suite 110
New Castle, DE 19720
Attention:

CITICORP NORTH AMERICA, INC.
388 Greenwich Street, 20th Floor
New York, NY 10013
Attention:

Re: MACQUARIE INFRASTRUCTURE COMPANY INC.

Reference is made to the Amended and Restated Credit Agreement, dated as of May 9, 2006 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among Macquarie Infrastructure Company Inc. (doing business in New York as Macquarie Infrastructure (US)) (the “Borrower”), Macquarie Infrastructure Company LLC, the Lenders and the Issuers party thereto from time to time, Citicorp North America, Inc., as agent for the Lenders and the Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

The Borrower has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in Amendment No. 1 to the Credit Agreement (the “Amendment”), the form of which is attached hereto.

Pursuant to Section 11.1(b) (Amendments, Waivers, Etc.) of the Credit Agreement, the undersigned Lender hereby consents to the terms of the Amendment and authorizes the Administrative Agent to execute and deliver the Amendment on its behalf.

Very truly yours,

By:
Name:
Title:

Dated as of ______________